UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

Payment of the filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

MiMedx Highlights Skills and Experience of Director Nominees

Company Urges Shareholders to Vote with the BLUE Card Online or By Phone Today

MARIETTA, Ga., June 13, 2019 -- MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or the “Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, today highlighted the strength of its director nominees – each of whom would be NEW to the MiMedx Board of Directors – in connection with the upcoming 2018 annual meeting of the Company’s shareholders (the “Annual Meeting”).

Time is short. The Annual Meeting is scheduled for Monday, June 17, 2019. The Company urges MiMedx shareholders to vote ONLINE or BY PHONE using the BLUE card and to vote “FOR” the Company’s three director nominees.

The Company’s nominees – M. Kathleen Behrens Wilsey, Ph.D., K. Todd Newton and Timothy R. Wright – have expertise in healthcare, finance, operations and public company oversight. All three of these nominees have been chosen in cooperation with Prescience Point Capital Management, LLC, which, together with its affiliates, is MiMedx’s largest shareholder.

In contrast, the hand-picked nominees put forth by the Company’s former Chairman and CEO, Parker H. (“Pete”) Petit, include a former tax advisor for a home builder and a West Virginia lawyer (and Mr. Petit’s former personal attorney). These individuals are conflicted and lack industry experience, public company board experience and operating expertise. Furthermore, in our opinion, because of his past actions, Mr. Petit himself cannot be allowed to return to MiMedx in any capacity.

All leading independent proxy advisory firms – Institutional Shareholder Services (“ISS”), Glass Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) – have recommended MiMedx shareholders vote “FOR” the Company’s three director nominees on the BLUE proxy card.

Institutional investors such as mutual, pension and retirement funds rely on the recommendations from proxy advisory firms ISS, Glass Lewis and Egan-Jones. These investors, who have investments in dozens, hundreds or even thousands of stocks, find it useful to hear the perspectives of neutral, independent experts like ISS, Glass Lewis and Egan-Jones as they consider how to vote their shares in a contested director election such as ours.

Meet MiMedx’s Highly Qualified Director Nominees Who are New, Experienced and Objective

M. Kathleen Behrens Wilsey, Ph.D. Proposed Chairwoman

Dr. Behrens Wilsey has experience in:

•  Managing healthcare and life sciences companies. Dr. Behrens Wilsey is as an independent life sciences consultant and investor and served as Co-Founder, President and CEO as well as a director of the KEW Group Inc., a private oncology services company.

•  Public company board service. She is Chairwoman of Sarepta Therapeutics, Inc., an $8.7 billion market cap company, and previously served on the boards of Amylin Pharmaceuticals, Inc. until it was acquired by Bristol-Myers Squibb Co. and Abgenix, Inc. until it was acquired by Amgen, Inc.

•  Investing and finance. She served as a general partner for selected venture funds for RS Investments, a mutual fund firm, and as a general partner and managing director for Robertson Stephens & Co., an investment company.

•  If elected, Dr. Behrens Wilsey is expected to become the Chairwoman of the Board.

K. Todd Newton Proposed Audit Chair

Mr. Newton has experience in:

•  Finance and accounting. In addition to serving as CFO at ArthroCare Corporation, Mr. Newton was also a Partner at Deloitte & Touche LLP.

•  C-suite leadership. Mr. Newton is the CEO of Apollo Endosurgery, Inc., a medical device company. He previously served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation. He also served as President and CEO at Synenco Energy, Inc., a Canadian oil sands company.

•  Public company board service. Mr. Newton is currently a director on Apollo Endosurgery, Inc.’s board and was previously a director at Synenco Energy, Inc.

•  If elected, Mr. Newton is expected to become the Audit Committee Chairman after the 2019 Annual Meeting.

Timothy R. Wright Chief Executive Officer

Mr. Wright has experience in:

•  Pharmaceutical, biotech and medical device industries. Mr. Wright currently serves as Chief Executive Officer of MiMedx. Previously, he served as Chief Executive Officer at M2Gen Corp., Curaxis Pharmaceutical Corporation and AAI Pharma.

•  Business development and expansion. Mr. Wright has a strong track record of revenue growth and margin expansion, notably from his experience as Executive Vice President, Head of M&A, Strategy and Innovation at Teva Pharmaceutical Industries Ltd. He has served as President of Imaging Solutions and Pharmaceuticals Products for Covidien PLC and was the founding partner of The Ohio State University’s Comprehensive Cancer Drug Development Institute. He was also Head of Marketing for DuPont Merck Pharmaceutical Co., where he progressed to several executive roles outside the United States.

•  Board experience. He was the lead independent director of Agenus, Inc. and a board member of Curaxis Pharmaceutical Corporation. He currently serves as Chairperson of The Ohio State University Comprehensive Cancer Center Drug Development Institute and serves as director of The Ohio State Innovation Foundation.

Mr. Petit’s Nominees Lack the Experience Needed to Rebuild MiMedx

MIMEDX NOMINEES				PETE PETIT’S NOMINEES
Dr. M. Kathleen Behrens Wilsey	K. Todd Newton	Timothy R. Wright		Pete Petit	David Furstenburg	Shawn George

✓	✓	✓	New to MiMedx		✓	✓

✓	✓	✓	Public company board experience	✓

✓	✓	✓	Healthcare experience	✓

✓	✓	✓	Unblemished public company record		NO RECORD	NO RECORD

Materials about the upcoming meeting, including the Company’s definitive proxy statement, can be accessed at www.VoteBlueForMiMedx.com.

Your Vote Is Important, No Matter How Many or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting MiMedx in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free at 1 (877) 800-5195

Banks and Brokers may call 1 (212) 750-5833

MiMedx urges you NOT to vote using any white proxy card sent to you by or on behalf of Mr. Petit or his nominees.

If you have already done so, you can change your vote by using the BLUE proxy card to vote TODAY—by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided.

Sidley Austin LLP is acting as legal advisor to MiMedx.

About MiMedx

MiMedx® is an industry leader in advanced wound care and an emerging therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.5 million allografts to date. For additional information, please visit www.mimedx.com.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the future composition of the Board and expectations with respect to Board leadership. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors, including the results of any election at the 2018 Annual Meeting or the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). There is no assurance that the Company’s nominees will be elected at the 2018 Annual Meeting or the 2019 Annual Meeting. Any forward-looking statements speak only as of the date of this press release, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Hilary Dixon

Corporate & Investor Communications

770.651.9066

investorrelations@mimedx.com

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko / Annabelle Rinehart

212.355.4449